Exhibit 10.13

NORCRAFT HOLDINGS, L.P.

3020 Denmark Ave. Suite 100

Eagan, Minnesota 55121

August 17, 2004

Mr. Mark Buller

Buller Norcraft Holdings, L.L.C.

3020 Denmark Ave., Suite 100

Eagan, MN 55121

Re: Amendment to Contribution Agreement

Dear Mark:

Reference is made to the Contribution Agreement, dated as of October 21, 2003, by and among Norcraft Holdings, L.P, a Delaware limited partnership (“Holdings”), Norcraft Companies, L.P., a Delaware limited partnership (“Norcraft”), Buller Norcraft Holdings, L.L.C., a Delaware limited liability company (the “Buller Investor”), and Mark Buller, David Buller, James Buller, Phil Buller, Herb Buller and Erna Buller. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Contribution Agreement.

This letter, when countersigned by the Buller Investor, confirms our agreement that the Contribution Agreement is hereby amended as set forth in this letter pursuant to Section 9(b) of the Contribution Agreement.

Effective as of the date of the First Amendment to the Amended and Restated Agreement of Partnership, dated as of the date hereof, among Norcraft GP, L.L.C., SKM Norcraft Corp., Trimaran Cabinet Corp., and Buller Norcraft Holdings, L.L.C. (the “First Amendment”), the purchase prices with respect to the Purchase Right granted to the Buller Investor in Section 3 of the Contribution Agreement shall each be reduced by an amount equal to the First Distribution Per Unit Amount, as defined in the First Amendment.

Nothing in this letter shall be taken to alter or modify any terms or conditions of the Purchase Right other than these purchase prices, and all other original terms and conditions both of the Purchase Right and of the Contribution Agreement shall remain in full force and effect.

Sincerely,

NORCRAFT HOLDINGS, L.P.

By:	NORCRAFT GP, L.L.C.
Its General Partner

By:	/s/ Leigh Ginter
Name:	Leigh Ginter
Title:	Authorized Person

ACKNOWLEDGED AND AGREED:
BULLER NORCRAFT HOLDINGS, L.L.C.

By:	/s/ Mark Buller
Mark Buller
Authorized Person